Exhibit 99.1

PRESS RELEASE

COURT-APPOINTED CUSTODIAN FOR REPUBLIC FIRST BANCORP, INC. TO CALL SPECIAL MEETING FOR THE ELECTION OF DIRECTORS

Company Release - 6/17/2022 5:00PM ET

PHILADELPHIA, June 17, 2022 -- Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company”), the parent company of Republic Bank, reports that today it has filed in preliminary form an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 to call a Special Meeting of the Company’s shareholders for the election of directors. The Special Meeting is being called at the direction of Alfred W. Putnam, Jr., the court appointed Custodian of the Company (the “Custodian”). June 24, 2022 has been established as the record date for the Special Meeting and the Company currently expects to send out the formal notice of the Special Meeting on or about June 28, 2022.

The Special Meeting is not the Company’s 2022 annual meeting of shareholders or a special meeting in lieu of an annual meeting. The Custodian expects that the Company’s 2022 annual meeting of shareholders will be held as soon as practicable following the conclusion of the previously disclosed investigation into certain related party transactions and related matters that are the subject of pending litigation involving the Company and the Company’s directors, and the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The Custodian is not responsible for calling or overseeing the Company’s 2022 annual meeting of shareholders or a special meeting in lieu of the annual meeting of shareholders. The record date for the Special Meeting is June 24, 2022. The date of the Special Meeting has not yet been determined.

Following the death of Theodore J. Flocco, Jr., one of the Company’s directors, and litigation among the remaining directors of the Company, on May 26, 2022, Judge Paul S. Diamond, of the United States District Court for the Eastern District of Pennsylvania, appointed Mr. Putnam as Custodian for the Company to (1) call and oversee a Special Meeting at which the Company’s shareholders would elect a new director to replace the late Mr. Flocco, and (2) take any and all lawful actions necessary to manage the Company in its shareholders’ best interests, including, should the Custodian so decide, the election of a ninth director.

At the Special Meeting there will be an election to fill the vacancy created by the death of Mr. Flocco, and should the Custodian so decide, a ninth director as well.

The Custodian and the Company’s Board of Directors will make no recommendation and will not take any position with respect to the election of any director. The Company and Custodian will not submit any nominee for election to the Board at the Special Meeting. If a shareholder of the Company desires to nominate an individual for election as a director, the shareholder must provide the Custodian with written notice of the intention to nominate by not later than the close of business on the seventh (7th) day following the day on which notice of the Special Meeting is first given to shareholders.

The notice of nomination is required to contain: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated or intended to be nominated, by the Board of Directors of the company; and (v) the consent of each nominee to serve as a director of the Company if so elected. The Custodian may decline to recognize the nomination of any person not made in compliance with the foregoing.

In addition, pursuant to the Pennsylvania Banking Code, the advance approval of the Department of Banking of the Commonwealth of Pennsylvania is requited in order to solicit proxies for the election of directors of the Company. Persons intending to solicit proxies for an individual are encouraged to consult the Pennsylvania Department of Banking.

About Republic Bank

Republic First Bancorp, Inc. is the holding company for Republic First Bank, which does business under the name Republic Bank. Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirty-four stores located in Greater Philadelphia, Southern New Jersey, and New York City. Republic Bank stores have extended lobby and drive-thru hours providing customers with some of the most convenient hours compared to any bank in its market. The Bank offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network. The Bank also offers a wide range of residential mortgage products through its mortgage division, which does business under the name of Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. The forward-looking statements are based on current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control, including the investigation and litigation described above. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. For additional factors that could cause results to differ materially from forward-looking statements contained in this press release, see the cautionary language set forth before the “Executive Summary” in Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and the Risk Factors contained in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.